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                                                                  Exhibit (j)(2)

                      Consent of Independent Accountants
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 25, 2001, relating to the financial statements and financial highlights which appears in the March 31, 2001 Annual Report to Shareholders of the REIT Fund. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

July 25, 2001